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                                                                       EXHIBIT 5

                           Gibson, Dunn & Crutcher LLP
                              One Montgomery Street
                                  Telesis Tower
                      San Francisco, California 94104-4505


                                February 27, 1998



(415) 393-8200                                                   C 20242-00003

Deckers Outdoor Corporation
495A South Fairview
Goleta, California  93117

        Re:    Registration Statement on Form S-8 of
               Deckers Outdoor Corporation

Ladies and Gentlemen:

        We have acted as your counsel in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement"), which registers 1,400,000 shares of common stock, $.01 par value per share (the "Common Stock"), of Deckers Outdoor Corporation, a Delaware corporation (the "Company"), to be issued pursuant to the Company's 1993 Employee Stock Incentive Plan, as amended (the "Plan").

        For purposes of rendering this opinion, we have made such legal and factual examinations as we have deemed necessary under the circumstances and, as part of such examination, we have examined, among other things, originals and copies, certified or otherwise, identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate. For the purposes of such examination, we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us.

        On the basis of and in reliance upon the forgoing examinations and assumptions, we are of the opinion that, assuming the Registration Statement has become effective pursuant to the provisions of the Securities Act of 1933, as amended, the shares of Common Stock being sold by the Company, when issued in accordance with the Registration Statement and the Plan, will be validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,


                                            /s/ GIBSON, DUNN & CRUTCHER LLP

                                            GIBSON, DUNN & CRUTCHER LLP